As filed with the Securities and Exchange Commission on January 23, 2006

Registration No. 333-122052

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO

REGISTRATION STATEMENT

UNDER

SCHEDULE B

OF

THE SECURITIES ACT OF 1933

Republic of Peru

(Name of Registrant)

Helí Peláez Castro

Consulate General of Peru

241 East 49th Street

New York, New York 10017

(Name and address of Authorized Representative of the Registrant in the United States)

Copies to:

Cathleen McLaughlin, Esq.

Allen & Overy LLP

1221 Avenue of the Americas

New York, New York 10020

Approximate date of commencement of proposed sale to the public:

From time to time after this Registration Statement becomes effective.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Pursuant to the provisions of Rule 429 under the Securities Act of 1933, the Prospectus contained herein also relates to debt securities, warrants and/or units having an aggregate principal amount of $634,450,900 or the equivalent thereof in currency, currency units or units, registered under the Registrant’s Registration Statement No. 333-110394 under Schedule B and not previously sold in the United States. In the event any previously registered debt securities and/or units are offered prior to the effective date of this Registration Statement, they will not be included in any prospectus hereunder.

EXPLANATORY NOTE

This Post-Effective Amendment No. 3 to the Registration Statement under Schedule B (File No. 333-122052) of the registrant is being filed solely to add Exhibits A.3, B.5, E.3, F.3, G.3 and H.3 to the Registration Statement in accordance with Rule 462(d) under the Securities Act of 1933, as amended, and, accordingly, shall become effective immediately upon filing with the Securities and Exchange Commission.

CONTENTS

This Post-Effective Amendment No. 3 to Registration Statement No. 333-122052 comprises the following exhibits:

A.	Form of Underwriting Agreement(1)

A.1	Conformed Copy of the Underwriting Agreement, dated as of July 13, 2005, between the Republic of Peru and Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated(5)

A.2	Conformed Copy of the Underwriting Agreement, dated as of July 13, 2005, between the Republic of Peru and J.P. Morgan Securities Inc. and UBS Securities LLC(5)

A.3	Conformed Copy of the Underwriting Agreement, dated as of December 12, 2005, between the Republic of Peru and Citigroup Global Markets Inc.

B.	Fiscal Agency Agreement, dated as of February 6, 2003, between the Republic of Peru and JPMorgan Chase Bank, as fiscal agent, principal paying agent and registrar, including form of Debt Security(2)

B.1	Conformed Copy of Amendment No. 1 to the Fiscal Agency Agreement, dated November 21, 2003, between the Republic of Peru and JPMorgan Chase Bank(3)

B.2	Conformed Copy of Amendment No. 2 to the Fiscal Agency Agreement, dated October 14, 2004, between the Republic of Peru and JPMorgan Chase Bank(4)

B.3	Form of 8.750% U.S. Dollar-Denominated Global Bonds due 2033(5)

B.4	Form of 7.35% U.S. Dollar-Denominated Global Bonds due 2025(5)

B.5	Form of 7.35% U.S. Dollar Denominated Global Bonds due 2025

C.	Form of Warrant Agreement, including form of Warrant*

D.	Form of Unit*

E.	Opinion of the Chief of the General Office of Legal Counseling at the Ministry of Economy and Finance of the Republic of Peru, with respect to the legality of the securities(5)

E.1	Opinion of Estudio Rubio, Leguía, Normand y Asociados, Peruvian counsel to the Republic of Peru, relating to the 8.750% U.S. Dollar-Denominated Global Bonds due 2033(5)

E.2	Opinion of Estudio Rubio, Leguía, Normand y Asociados, Peruvian counsel to the Republic of Peru, relating to the 7.35% U.S. Dollar-Denominated Global Bonds due 2025(5)

E.3	Opinion of Estudio Rubio, Leguía, Normand y Asociados, Peruvian counsel to the Republic of Peru, relating to the 7.35% U.S. Dollar-Denominated Global Bonds due 2025

F.	Opinion of Allen & Overy LLP, special New York Counsel to the Republic of Peru, with respect to the legality of the securities(5)

F.1	Opinion of Allen & Overy LLP, special New York Counsel to the Republic of Peru, relating to the 8.750% U.S. Dollar-Denominated Global Bonds due 2033(5)

F.2	Opinion of Allen & Overy LLP, special New York Counsel to the Republic of Peru, relating to the 7.35% U.S. Dollar-Denominated Global Bonds due 2025(5)

F.3	Opinion of Allen & Overy LLP, special New York Counsel to the Republic of Peru, relating to the 7.35% U.S. Dollar-Denominated Global Bonds due 2025

G.	Consent of the Chief of the General Office of Legal Counseling at the Ministry of Economy and Finance of the Republic of Peru (included in Exhibit E)

G.1	Consent of Estudio Rubio, Leguía, Normand y Asociados (included in Exhibit E.1)

G.2	Consent of Estudio Rubio, Leguía, Normand y Asociados (included in Exhibit E.2)

G.3	Consent of Estudio Rubio, Leguía, Normand y Asociados (included in Exhibit E.3)

H.	Consent of Allen & Overy LLP (included in Exhibit F)

H.1	Consent of Allen & Overy LLP (included in Exhibit F.1)

H.2	Consent of Allen & Overy LLP (included in Exhibit F.2)

H.3	Consent of Allen & Overy LLP (included in Exhibit F.3)

(1)	Incorporated by reference to Exhibit A to Peru’s Registration Statement on Schedule B (No. 333-110394).
(2)	Incorporated by reference to Exhibit B to Peru’s Registration Statement on Schedule B (No. 333-110394).
(3)	Incorporated by reference to Exhibit C.1 to Peru’s Registration Statement on Schedule B (No. 333-110394).
(4)	Incorporated by reference to Exhibit C.2 to Peru’s Registration Statement on Schedule B (No. 333-110394).
(5)	Previously filed.
*	To be filed by amendment.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, the Republic of Peru, has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lima, Peru on the 23rd day of January, 2006.

By:	/S/ GUILLERMO GARRIDO LECCA
Name:	Guillermo Garrido Lecca
Title:	Director General de la Dirección
Nacional del Endeudamiento
Público del Ministerio de
Economía y Finanzas del Perú

SIGNATURE OF AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, as duly authorized representative in the United States of the Registrant, has signed this Post-Effective Amendment No. 3 to the Registration Statement in the City of New York, New York, on the 23rd day of January, 2006.

By:	/S/ HELÍ PELÁEZ CASTRO
Name:	Helí Peláez Castro
Title:	Consul General of Peru,
New York

EXHIBIT INDEX

A.3	Conformed Copy of the Underwriting Agreement, dated as of December 12, 2005, between the Republic of Peru and Citigroup Global Markets Inc.

B.5	Form of 7.35% U.S. Dollar-Denominated Global Bonds due 2025

E.3	Opinion of Estudio Rubio, Leguía, Normand y Asociados, Peruvian counsel to the Republic of Peru, relating to the 7.35% U.S. Dollar-Denominated Global Bonds due 2025

F.3	Opinion of Allen & Overy LLP, special New York Counsel to the Republic of Peru, relating to the 7.35% U.S. Dollar-Denominated Global Bonds due 2025

G.3	Consent of Estudio Rubio, Leguía, Normand y Asociados (included in Exhibit E.3)

H.3	Consent of Allen & Overy LLP (included in Exhibit F.3)